BADGER PAPER MILLS, INC.

                            DIRECTOR STOCK GRANT PLAN


   1. Purpose. The purpose of the Badger Paper Mills, Inc. Director Stock Grant Plan (the "Plan") is to promote the best interests of Badger Paper Mills, Inc. ("Company") and its shareholders by providing a means to attract and retain competent independent directors and to provide opportunities for additional stock ownership by such directors which will further increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company.

   2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Administrator"), subject to review by the Board of Directors (the "Board"). The Administrator may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the Plan or any related documents shall be final.

   3. Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of paragraph 7, the total number of shares of common stock, no par value, of the Company ("Common Stock") available for awards under the Plan shall be 25,000. Shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired
   and held as treasury shares, or a combination thereof.   In no event shall
   the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, there shall be paid in lieu thereof one full share of Common Stock.

   4. Director Grants. Each member of the Board who is not an employee of the Company or any subsidiary of the Company shall receive a grant of Common Stock (a "Director Grant") on the 15th day of March, June, September and December (each an "Issue Date") in each year in payment of a portion of his or her retainer fee for serving as a member of the Board.

   5. Grant Amount. Each Director Grant shall consist of a stock certificate for such number of whole shares of Common Stock equal to the quarterly compensation due the director divided by the average closing price on the five trading days prior to the 15th day of the third month of each quarter. Any resultant fractional share is to be adjusted upward to the next whole share.

   6. Restrictions on Transfer. Shares of Common Stock acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel, is exempt from registration under said Act. All certificates evidencing shares subject to Director Grants may bear an appropriate legend evidencing such transfer restriction substantially in the form of Exhibit A hereto. The Administrator may require each person receiving a Director Grant under the Plan to execute and deliver the written representation attached hereto as Exhibit B that such person is acquiring the shares of Common Stock without a view to the distribution thereof. All dividends and voting rights for shares awarded under the Plan shall accrue as of the issue date of the Director Grant.

   7. Adjustment Provisions. In the event of any change in the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number of shares available under this Plan shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

   8. Amendment of Plan. The Board shall have the right to amend the Plan at any time or from time to time in any manner that it may deem appropriate.

   9. Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Wisconsin and applicable federal law.

   10. Effective Date and Term of Plan. The effective date of the Plan is as of March 15, 1997. The Plan shall terminate on such date as may be determined by the Board.


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                                   EXHIBIT A

   Form of legend for certificates representing shares issued under the Badger Paper Mills, Inc. Director Stock Grant Plan:

        "The shares represented by this certificate have been issued in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any other applicable securities laws. Such shares may not be sold, transferred, assigned, pledged or otherwise disposed of at any time unless such disposition is registered under the Securities Act and such other applicable securities laws or unless in the opinion of legal counsel for Badger Paper Mills, Inc. such disposition will not result in a violation of the Securities Act or any other applicable securities laws."


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                                    EXHIBIT B


                            BADGER PAPER MILLS, INC.

                            DIRECTOR STOCK GRANT PLAN


                                 ACKNOWLEDGMENT



        The undersigned director of Badger Paper Mills, Inc. hereby acknowledges receipt of a certificate for ______ shares of common stock, without par value, of Badger Paper Mills, Inc. under the Badger Paper Mills, Inc. Director Stock Grant Plan (the "Plan"). Such shares represent the undesigned's award under the Plan for the __________________ of 199_, and are valued at $________ per share, the market value of each share on the date of grant as determined under the Plan. The undersigned represents and warrants to Badger Paper Mills, Inc. that he or she is acquiring the above-referenced shares for his or her own account for investment purposes only and without a view to the distribution thereof.



        Dated this _______ day of ____________, 199_.







                                By:    ______________________________________